UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – May 19, 2016

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive
Novi, MI 48375
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cooper-Standard Holdings Inc. (the "Company") was held on
May 19, 2016.  A total of 17,198,850 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.   Election of Directors:

The following individuals were elected to the Board of Directors for a term of one year, expiring at the 2017 Annual Meeting of stockholders.

Name	Votes For	Withheld	Broker Non-Votes

Glenn R. August	14,955,037	225,018	585,225
Jeffrey S. Edwards	14,700,322	479,733	585,225
Sean O. Mahoney	13,311,350	1,868,705	585,225
David J. Mastrocola	14,945,962	234,093	585,225
Justin E. Mirro	14,962,048	218,007	585,225
Robert J. Remenar	14,957,278	222,777	585,225
Sonya F. Sepahban	14,964,909	215,146	585,225
Thomas W. Sidlik	13,600,205	1,579,850	585,225
Stephen A. Van Oss	14,938,826	241,229	585,225
The nominations were made by the Board of Directors and no other nominations were made by any stockholder.

2. Selection of Auditors:

The stockholders voted to ratify the appointment by the Company's Audit Committee of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions

15,338,594	331,508	585,225

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

\s\ Aleksandra A. Miziolek
Name: Aleksandra A. Miziolek
Title: Senior Vice President, General Counsel and Secretary
Dated: May 25, 2016